EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2020 Results and Provides Updated Full Year 2020 Guidance

Balance Sheet & Liquidity Remain Strong
Repaid $78 Million of Bank Debt
Over 50% Increase in Cash Provided by Operations
Margin Expansion Realized in EU Fenestration Segment
Management Remains Optimistic on Recovery

HOUSTON, Sept. 03, 2020 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2020.

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Net Sales	$212.1	$238.5	$596.2	$653.5
Gross Margin	$49.7	$57.1	$126.6	$142.2
Gross Margin %	23.4%	23.9%	21.2%	21.8%
Net Income (Loss)	$10.8	$11.8	$16.3	($15.8)
Diluted EPS	$0.33	$0.36	$0.50	($0.48)

Adjusted Net Income	$11.1	$13.7	$18.7	$17.8
Adjusted Diluted EPS	$0.34	$0.41	$0.57	$0.54
Adjusted EBITDA	$27.7	$32.8	$65.2	$68.2
Adjusted EBITDA Margin %	13.1%	13.7%	10.9%	10.4%

Cash Provided by Operating Activities	$45.1	$29.9	$47.6	$30.0
Free Cash Flow	$40.7	$25.9	$26.9	$13.1

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, stated, “Despite the impact from the COVID-19 pandemic, third quarter results proved better than we expected and exceeded the guidance we provided on our last earnings call.  Volumes increased steadily throughout the quarter, especially in Europe, and we remain optimistic on the recovery.  We continue to focus on managing working capital and generating cash.  As a result, we realized an increase of over 50% in cash provided by operating activities as compared to the same period of 2019.  We were also able to repay $78 million of bank debt during the quarter, $50 million of which was drawn as a precautionary measure in response to the pandemic, and our leverage ratio of Net Debt to LTM Adjusted EBITDA improved to a level below where we ended fiscal 2019.  We have worked tirelessly over the past several years to make sure we have a flexible capital structure and a strong balance sheet, which has left our Company well positioned to navigate the challenges presented by the COVID-19 pandemic.”

Consistent with most companies, we withdrew guidance for fiscal 2020 in March due to the uncertainty surrounding the COVID-19 pandemic.  Our results have been negatively impacted by the pandemic; however, we continue to be positively surprised by the pace at which demand for our products has returned. As such, we are now comfortable providing full year 2020 guidance of $832 million to $837 million in net sales and $97 million to $102 million in Adjusted EBITDA*.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Third Quarter 2020 Results Summary

The decrease in net sales during the third quarter of 2020 was largely attributable to softer demand related to the COVID-19 pandemic.  The Company’s two manufacturing facilities in the UK were shut down in compliance with government orders on March 25, 2020, and manufacturing operations at those plants did not restart until mid-to-late May.  However, volume across all segments increased significantly in June and net sales in July exceeded prior year on a consolidated basis. (See Sales Analysis table for additional information)

The decrease in reported earnings was primarily due to reduced operating leverage as a result of softer volumes related to the pandemic.

Balance Sheet & Liquidity Update

As of July 31, 2020, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 1.1x.  Quanex expects to exit fiscal 2020 with a leverage ratio of Net Debt to LTM Adjusted EBITDA at or below 1.0x.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity increased to $223.2 million as of July 31, 2020, consisting of $41.1 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  The Company did not repurchase any shares of common stock during the three months ended July 31, 2020.  As of July 31, 2020, approximately $11.7 million remained under the existing share repurchase authorization.

Recent Events

Quanex’s Board of Directors declared a quarterly cash dividend of $0.08 per share on the Company’s common stock, payable September 30, 2020, to shareholders of record on September 16, 2020.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, September 4, 2020, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 6194308, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through September 11, 2020.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 6194308.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019

Net sales	$212,096	$238,461	$596,168	$653,472
Cost of sales	162,427	181,357	469,586	511,292
Selling, general and administrative	21,973	25,718	62,818	77,466
Restructuring charges	73	94	477	281
Depreciation and amortization	11,060	12,182	35,851	37,158
Asset impairment charges	-	-	-	29,978
Operating income (loss)	16,563	19,110	27,436	(2,703)
Interest expense	(1,165)	(2,570)	(4,310)	(7,614)
Other, net	(220)	259	116	461
Income (loss) before income taxes	15,178	16,799	23,242	(9,856)
Income tax expense	(4,345)	(4,958)	(6,898)	(5,926)
Net income (loss)	$10,833	$11,841	$16,344	$(15,782)

Earnings (loss) per common share, basic	$0.33	$0.36	$0.50	$(0.48)
Earnings (loss) per common share, diluted	$0.33	$0.36	$0.50	$(0.48)

Weighted average common shares outstanding:
Basic	32,610	32,899	32,716	32,984
Diluted	32,739	33,162	32,845	32,984

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$41,073	$30,868
Accounts receivable, net	84,479	82,946
Inventories, net	63,939	67,159
Prepaid and other current assets	7,930	9,353
Total current assets	197,421	190,326
Property, plant and equipment, net	186,830	193,600
Operating lease right-of-use assets	49,644	-
Goodwill	146,932	145,563
Intangible assets, net	96,957	107,297
Other assets	9,007	8,324
Total assets	$686,791	$645,110

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$58,676	$63,604
Accrued liabilities	33,916	39,221
Income taxes payable	6,350	6,183
Current maturities of long-term debt	690	746
Current operating lease liabilities	7,307	-
Total current liabilities	106,939	109,754
Long-term debt	152,062	156,414
Noncurrent operating lease liabilities	42,740	-
Deferred pension and postretirement benefits	11,375	13,322
Deferred income taxes	20,507	19,363
Other liabilities	13,230	16,070
Total liabilities	346,853	314,923
Stockholders’ equity:
Common stock	373	374
Additional paid-in-capital	253,144	254,673
Retained earnings	193,989	185,703
Accumulated other comprehensive loss	(28,819)	(33,817)
Treasury stock at cost	(78,749)	(76,746)
Total stockholders’ equity	339,938	330,187
Total liabilities and stockholders' equity	$686,791	$645,110

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2020	2019
Operating activities:
Net income (loss)	$16,344	$(15,782)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	35,851	37,158
Stock-based compensation	513	1,424
Deferred income tax	438	1,930
Asset impairment charge	-	29,978
Other, net	762	1,724
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,852)	323
Decrease (increase) in inventory	3,553	(14,747)
Decrease (increase) in other current assets	1,218	(1,022)
(Decrease) increase in accounts payable	(1,878)	1,562
Decrease in accrued liabilities	(7,611)	(15,366)
Increase in income taxes payable	107	396
Increase in deferred pension and postretirement benefits	573	2,351
Decrease in other long-term liabilities	(181)	(143)
Other, net	(276)	250
Cash provided by operating activities	47,561	30,036
Investing activities:
Capital expenditures	(20,673)	(16,984)
Proceeds from disposition of capital assets	131	315
Cash used for investing activities	(20,542)	(16,669)
Financing activities:
Borrowings under credit facilities	114,500	66,500
Repayments of credit facility borrowings	(119,000)	(84,000)
Repayments of other long-term debt	(791)	(1,102)
Common stock dividends paid	(7,910)	(7,990)
Issuance of common stock	2,954	2,710
Payroll tax paid to settle shares forfeited upon vesting of stock	(454)	(330)
Purchase of treasury stock	(6,693)	(6,336)
Cash used for financing activities	(17,394)	(30,548)
Effect of exchange rate changes on cash and cash equivalents	580	(1,171)
Increase (decrease) in cash and cash equivalents	10,205	(18,352)
Cash and cash equivalents at beginning of period	30,868	29,003
Cash and cash equivalents at end of period	$41,073	$10,651

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Cash provided by operating activities	$45,089	$29,893	$47,561	$30,036
Capital expenditures	(4,360)	(3,962)	(20,673)	(16,984)
Free Cash Flow	$40,729	$25,931	$26,888	$13,052

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	July 31, 2020			July 31, 2019			July 31, 2020			July 31, 2019
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net (Loss) Income	Diluted EPS
Net income (loss) as reported	$10,833	$0.33		$11,841	$0.36		$16,344	$0.50		$(15,782)	$(0.48)
Reconciling items from below	280	0.01		1,809	0.05		2,387	0.07		33,595	1.02
Adjusted net income and adjusted EPS	$11,113	$0.34		$13,650	$0.41		$18,731	$0.57		$17,813	$0.54

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2020			Three Months Ended July 31, 2019			Nine Months Ended July 31, 2020			Nine Months Ended July 31, 2019
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$10,833			$11,841			$16,344			$(15,782)
Income tax expense	4,345			4,958			6,898			5,926
Other, net	220			(259)			(116)			(461)
Interest expense	1,165			2,570			4,310			7,614
Depreciation and amortization	11,060			12,182			35,851			37,158
EBITDA	27,623			31,292			63,287			34,455
Reconciling items from below	73			1,495			1,875			33,777
Adjusted EBITDA	$27,696			$32,787			$65,162			$68,232

Reconciling Items	Three Months Ended July 31, 2020			Three Months Ended July 31, 2019			Nine Months Ended July 31, 2020			Nine Months Ended July 31, 2019
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$212,096	$-		$238,461	$-		$596,168	$-		$653,472	$-
Cost of sales	162,427	-		181,357	-		469,586	-		511,292	-
Selling, general and administrative	21,973	-		25,718	(1,401)	(1)	62,818	(1,398)	(1)	77,466	(3,518)	(1)
Restructuring charges	73	(73)	(2)	94	(94)	(2)	477	(477)	(2)	281	(281)	(2)
Asset impairment charges	-	-		-	-		-	-		29,978	(29,978)	(3)
EBITDA	27,623	73		31,292	1,495		63,287	1,875		34,455	33,777
Depreciation and amortization	11,060	-		12,182	-		35,851	(968)	(4)	37,158	-
Operating income (loss)	16,563	73		19,110	1,495		27,436	2,843		(2,703)	33,777
Interest expense	(1,165)	-		(2,570)	-		(4,310)	-		(7,614)	-
Other, net	(220)	458	(5)	259	(112)	(5)	116	390	(5)	461	(67)	(5)
Income (loss) before income taxes	15,178	531		16,799	1,383		23,242	3,233		(9,856)	33,710
Income tax expense	(4,345)	(251)	(6)	(4,958)	426	(6)	(6,898)	(846)	(6)	(5,926)	(115)	(6)
Net income (loss)	$10,833	$280		$11,841	$1,809		$16,344	$2,387		$(15,782)	$33,595

Diluted earnings (loss) per share	$0.33			$0.36			$0.50			$(0.48)

(1) Transaction and advisory fees, $1.3 million related to executive severance charges in the nine months ended 2020, $1.2 million of executive severance charges in the three and nine months ended 2019, and $1.2 million of severance charges related to a reorganization in the nine months ended 2019.
(2) Restructuring charges relate to the closure of manufacturing plant facilities.
(3) Asset impairment charges relate to goodwill impairment in the North American Cabinet Components segment.
(4) Accelerated depreciation related to the closure of a North American Cabinet Components plant.
(5) Foreign currency transaction losses (gains).
(6) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2020
Net sales	$122,386	$38,265	$51,925	$(480)	$212,096
Cost of sales	92,639	25,845	44,218	(275)	162,427
Gross Margin	29,747	12,420	7,707	(205)	49,669
Gross Margin %	24.3%	32.5%	14.8%		23.4%
Selling, general and administrative	11,922	4,748	4,634	669	21,973
Restructuring charges	71	-	2	-	73
Depreciation and amortization	5,371	2,307	3,264	118	11,060
Operating income (loss)	12,383	5,365	(193)	(992)	16,563
Depreciation and amortization	5,371	2,307	3,264	118	11,060
EBITDA	17,754	7,672	3,071	(874)	27,623
Restructuring charges	71	-	2	-	73
Adjusted EBITDA	$17,825	$7,672	$3,073	$(874)	$27,696
Adjusted EBITDA Margin %	14.6%	20.0%	5.9%		13.1%

Three months ended July 31, 2019
Net sales	$136,259	$44,326	$58,689	$(813)	$238,461
Cost of sales	101,693	30,708	49,389	(433)	181,357
Gross Margin	34,566	13,618	9,300	(380)	57,104
Gross Margin %	25.4%	30.7%	15.8%		23.9%
Selling, general and administrative	11,950	6,038	4,484	3,246	25,718
Restructuring charges	94	-	-	-	94
Depreciation and amortization	6,578	2,213	3,258	133	12,182
Operating income (loss)	15,944	5,367	1,558	(3,759)	19,110
Depreciation and amortization	6,578	2,213	3,258	133	12,182
EBITDA	22,522	7,580	4,816	(3,626)	31,292
Transaction and advisory fees	-	-	-	250	250
Severance charges	-	-	-	1,151	1,151
Restructuring charges	94	-	-	-	94
Adjusted EBITDA	$22,616	$7,580	$4,816	$(2,225)	$32,787
Adjusted EBITDA Margin %	16.6%	17.1%	8.2%		13.7%

Nine months ended July 31, 2020
Net sales	$341,432	$104,230	$152,634	$(2,128)	$596,168
Cost of sales	266,489	72,055	132,259	(1,217)	469,586
Gross Margin	74,943	32,175	20,375	(911)	126,582
Gross Margin %	21.9%	30.9%	13.3%		21.2%
Selling, general and administrative	34,962	15,990	13,468	(1,602)	62,818
Restructuring charges	228	-	249	-	477
Depreciation and amortization	18,311	7,045	10,139	356	35,851
Operating income (loss)	21,442	9,140	(3,481)	335	27,436
Depreciation and amortization	18,311	7,045	10,139	356	35,851
EBITDA	39,753	16,185	6,658	691	63,287
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	1,343	1,343
Restructuring charges	228	-	249	-	477
Adjusted EBITDA	$39,981	$16,185	$6,907	$2,089	$65,162
Adjusted EBITDA Margin %	11.7%	15.5%	4.5%		10.9%

Nine months ended July 31, 2019
Net sales	$360,654	$121,203	$175,377	$(3,762)	$653,472
Cost of sales	278,877	84,139	150,944	(2,668)	511,292
Gross Margin	81,777	37,064	24,433	(1,094)	142,180
Gross Margin %	22.7%	30.6%	13.9%		21.8%
Selling, general and administrative	37,240	17,444	13,914	8,868	77,466
Restructuring charges	281	-	-	-	281
Depreciation and amortization	20,208	6,669	9,902	379	37,158
Asset impairment charges	-	-	29,978	-	29,978
Operating income (loss)	24,048	12,951	(29,361)	(10,341)	(2,703)
Depreciation and amortization	20,208	6,669	9,902	379	37,158
EBITDA	44,256	19,620	(19,459)	(9,962)	34,455
Asset impairment charges	-	-	29,978	-	29,978
Transaction and advisory fees	-	-	-	1,217	1,217
Severance related to reorganization	-	-	-	2,301	2,301
Restructuring charges	281	-	-	-	281
Adjusted EBITDA	$44,537	$19,620	$10,519	$(6,444)	$68,232
Adjusted EBITDA Margin %	12.3%	16.2%	6.0%		10.4%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31, 2020	July 31, 2019	July 31, 2020	July 31, 2019

NA Fenestration:
United States - fenestration	$109,455	$119,481	$302,094	$312,509
International - fenestration	6,696	7,172	19,284	23,474
United States - non-fenestration	4,845	3,982	13,779	12,290
International - non-fenestration	1,390	5,624	6,275	12,381
	$122,386	$136,259	$341,432	$360,654
EU Fenestration (1):
International - fenestration	$31,904	$36,342	$87,732	$102,038
International - non-fenestration	6,361	7,984	16,498	19,165
	$38,265	$44,326	$104,230	$121,203
NA Cabinet Components:
United States - fenestration	$2,666	$3,561	$8,461	$9,909
United States - non-fenestration	48,849	54,512	142,838	163,694
International - non-fenestration	410	616	1,335	1,774
	$51,925	$58,689	$152,634	$175,377
Unallocated Corporate & Other:
Eliminations	$(480)	$(813)	$(2,128)	$(3,762)
	$(480)	$(813)	$(2,128)	$(3,762)

Net Sales	$212,096	$238,461	$596,168	$653,472

(1) Reflects reduction of $0.4 million and $1.6 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2020, respectively.